UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2022 (June 30, 2022)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St.,Suite 400 Phoenix, AZ 85008
(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCTW	OTC Markets Group Inc.

(1)	Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2022, Williams Scotsman, Inc. (“WSI”) and certain other subsidiaries of WillScot Mobile Mini Holdings Corp. entered into a fourth amendment (the “Fourth Amendment”) to the ABL Credit Agreement, dated as of July 1, 2020, (as amended from time to time prior to the date of the Fourth Amendment, the “Credit Agreement”), by and among WSI, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent and swingline lender.

The Fourth Amendment amends the Credit Agreement to, among other things, (i) extend the expiration date of the facility until June 30, 2027; (ii) provide additional capacity for growth by increasing the aggregate principal amount of revolving credit facilities to $3.70 billion and increasing capacity available under the facility's accordion feature; (iii) convert the reference interest rate for Existing Revolver Loans (as defined in the Fourth Amendment) denominated in U.S. dollars from a LIBOR-based rate to a Term SOFR-based rate; (iv) reduce the interest rate spreads above the Term SOFR based rate to 150 basis points, subject to customary adjustments; and (v) provide for an option to incorporate pricing adjustments linked to future performance metrics related to the Company's Environmental, Social, and Governance initiatives.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Fourth Amendment to the ABL Credit Agreement, dated as of June 30, 2022, by and among Williams Scotsman, Inc., Williams Scotsman Holdings Corp., the other Loan Parties thereto and Bank of America, N.A. as administrative agent, collateral agent and swingline lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: July 1, 2022	By:	/s/ Hezron Timothy Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal and Compliance Officer & ESG